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                                                                  EXHIBIT 4.4(b)


                             SUPPLEMENTAL INDENTURE


            SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of November 4, 1999, among Tenneco Automotive Inc., a Delaware corporation, Tenneco International Holding Corp., a Delaware corporation, Tenneco Global Holdings Inc., a Delaware corporation, The Pullman Company, a Delaware corporation, Clevite Industries Inc., a Delaware corporation, and TMC Texas Inc., a Delaware corporation (the "Guarantors"), each a subsidiary of Tenneco Inc., a Delaware corporation (the "Company"), the Company and The Bank of New York, a New York banking corporation, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

            WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of October 14, 1999, providing for the issuance of an aggregate principal amount of up to $750,000,000 of 11 5/8% Senior Subordinated Notes due 2009 (the "Securities");

            WHEREAS, to effect the separation of the Company's automotive, packaging and administrative services businesses, the Company will enter into and consummate the Spin-Off Transactions (as defined in the Indenture);

            WHEREAS, to ensure the consummation of the Spin-Off Transactions, the Company has deposited the Special Redemption Amount (as defined in the Indenture) with the Trustee to be held in escrow;

            WHEREAS Section 4.22 of the Indenture provides that, to effect the release of the Special Redemption Amount, the Company is required to, among other things, cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each Guarantor shall unconditionally guarantee all of the Company's obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

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            WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

            1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

            (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

            2. Agreement to Guarantee. Each Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Articles Ten and Twelve of the Indenture and to be bound by all other applicable provisions of the Indenture. From and after the date hereof, each Guarantor shall be a Guarantor for all purposes under the Indenture and the Securities.

            3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
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            4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Company and each Guarantor, and the Trustee assumes no responsibility for their correctness.

            6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                               TENNECO AUTOMOTIVE INC.


                                               By: /s/ Timothy R. Donovan
                                                  ----------------------------
                                                     Timothy R. Donovan
                                                     Senior Vice President
                                                     And General Counsel


                                               By: /s/ Don P. Carpenter
                                                  ----------------------------
                                                     Don P. Carpenter
                                                     Vice President and
                                                     Assistant Secretary


                                               TENNECO INTERNATIONAL HOLDING
                                               CORP.


                                               By: /s/ Timothy R. Donovan
                                                  ----------------------------
                                                     Timothy R. Donovan
                                                     Vice President and
                                                     Assistant Secretary


                                               By: /s/ Don P. Carpenter
                                                  ----------------------------
                                                     Don P. Carpenter
                                                     Vice President and
                                                     Assistant Secretary




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                                               TENNECO GLOBAL HOLDINGS INC.


                                               By: /s/ Timothy R. Donovan
                                                  ----------------------------
                                                     Timothy R. Donovan
                                                     Vice President and
                                                     Assistant Secretary


                                               By: /s/ Don P. Carpenter
                                                  ----------------------------
                                                     Don P. Carpenter
                                                     Vice President and
                                                     Assistant Secretary


                                               THE PULLMAN COMPANY


                                               By: /s/ Timothy R. Donovan
                                                  ----------------------------
                                                     Timothy R. Donovan
                                                     Vice President and
                                                     Assistant Secretary


                                               By: /s/ Don P. Carpenter
                                                  ----------------------------
                                                     Don P. Carpenter
                                                     Vice President and
                                                     Assistant Secretary


                                               TMC TEXAS INC.


                                               By: /s/ Bert F. Neece
                                                  ----------------------------
                                                     Bert F. Neece
                                                     Vice President and
                                                     Assistant Treasurer

                                               By: /s/ Don P. Carpenter
                                                  ----------------------------
                                                     Don P. Carpenter
                                                     Vice President
                                                     and Secretary



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                                               TENNECO INC.


                                               By: /s/ Robert T. Blakely
                                                  ----------------------------
                                                     Name:
                                                     Title:


                                               By: /s/ Karl A. Stewart
                                                  ----------------------------
                                                     Name:
                                                     Title:


                                               THE BANK OF NEW YORK, as Trustee


                                               By: /s/ Mary LaGumina
                                                  ----------------------------
                                                     Name:
                                                     Title:


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                                               CLEVITE INDUSTRIES INC.



                                               By: /s/ Timothy R. Donovan
                                                  ----------------------------
                                                     Timothy R. Donovan
                                                     Vice President and
                                                     Assistant Secretary


                                               By: /s/ Don P. Carpenter
                                                  ----------------------------
                                                     Don P. Carpenter
                                                     Vice President and
                                                     Assistant Secretary